Exhibit Number 99.1

COMMUNITY HEALTH SYSTEMS, INC.

Investor Contact:	W. Larry Cash Executive Vice President and Chief Financial Officer (615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
FOURTH QUARTER 2008 RESULTS WITH NET OPERATING REVENUES OF $2.8 BILLION

FRANKLIN, TENN. (February 19, 2009) — Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the fourth quarter and year ended December 31, 2008.
     Net operating revenues for the three months ended December 31, 2008, totaled $2.762 billion, a 10.9 percent increase compared with $2.490 billion for the same period in 2007. Income from continuing operations increased to $56.3 million, or $0.61 per share (diluted), on 91.8 million weighted average shares outstanding for the three months ended December 31, 2008, compared with a loss of $71.9 million, or $0.77 per share (diluted), on 93.7 million weighted average shares outstanding for the same period in 2007. Net income increased to $59.9 million, or $0.65 per share (diluted), for the three months ended December 31, 2008, compared with a loss of $88.3 million, or $0.94 per share (diluted), for the same period in 2007.
     Adjusted EBITDA for the three months ended December 31, 2008, was $391.7 million, compared with $181.1 million for the same period in 2007, representing a 116.3 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain from early extinguishment of debt and minority interest in earnings. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended December 31, 2008, was $372.2 million, compared with $283.1 million for the same period in 2007.
     The consolidated financial results for the three months ended December 31, 2008, reflect a 1.9 percent increase in total admissions compared with the same period in 2007. This increase is primarily attributable to the addition of two hospitals acquired during the fourth quarter of 2008. On a same-store basis, admissions decreased 0.9 percent and adjusted admissions decreased 0.2 percent, compared with the same period in 2007. On a same-store basis, net operating revenues increased 7.4 percent, compared with the same period in 2007.
     Net operating revenues for the year ended December 31, 2008, totaled $10.840 billion, a 53.5 percent increase compared with $7.064 billion for 2007. Income from continuing operations was $206.7 million, or $2.19 per share (diluted), on 94.3 million weighted-average shares outstanding for the year ended December 31, 2008, compared with $57.7 million, or $0.61 per share (diluted), on 94.6 million weighted-average shares outstanding for 2007. Net income was $218.3 million, or $2.32 per share (diluted), for the year ended December 31, 2008, compared with $30.3 million, or $0.32 per share (diluted), for 2007.
     Adjusted EBITDA for the year ended December 31, 2008, was $1.525 billion, compared with $815.0 million for 2007, representing an 87.1 percent increase. Net cash provided by operating activities for the year ended December 31, 2008, was $1.057 billion, compared with $687.7 million for 2007.
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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
     The consolidated financial results for the year ended December 31, 2008, reflect a 44.5 percent increase in total admissions compared with 2007. This increase is primarily attributable to the expansion of the Company’s hospital portfolio in 2007 and the addition of two hospitals acquired during the fourth quarter of 2008. On a same-store basis, admissions increased 2.0 percent and adjusted admissions increased 2.2 percent, compared with 2007. On a same-store basis, net operating revenues increased 6.6 percent, compared with 2007.
     On February 12, 2009, the Company announced the execution of a settlement agreement of pending litigation and the conveyance by two indirect subsidiaries of the Company of their ownership interest in the partnership that owns Presbyterian Hospital of Denton located in Denton, Texas, to the minority partner of the partnership.
     On February 2, 2009, the Company announced the acquisition of Siloam Springs Memorial Hospital, a 74-bed acute care hospital in Siloam Springs, Arkansas.
     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., stated, “The fourth quarter of 2008 capped off another outstanding year for Community Health Systems, Inc., highlighted by record annual revenues of over $10.8 billion and over $1 billion of net cash provided by operating activities. We were also pleased with our overall volume trends for the year, despite a moderate decline in admissions during the fourth quarter and the general economic downturn. While the expected macro economic trends indicate that hospital volumes will continue to come under pressure, we believe our continued success in enhancing essential healthcare services and recruiting and retaining qualified physicians in our markets will help support our growth through this uncertain environment. Our geographically diverse hospital portfolio also provides us with a competitive advantage with less exposure to more economically depressed markets.
     “As we look ahead to 2009, we will continue to leverage our considerable assets. Most importantly, we have shown our ability to deliver favorable operating results through our efforts to implement best practices in all of our facilities across the country. We have a very conservative operating strategy and are mindful of the critical need to manage our costs and drive margin, particularly in this economic environment. We see considerable opportunities to realize additional operating synergies at our more recently acquired hospitals, including the facilities acquired in the Triad merger. While we acknowledge the challenges of an uncertain marketplace, we are confident in our ability to execute and look forward to the opportunities ahead for Community Health Systems, Inc.,” concluded Smith.
     Included on pages 13, 14 and 15 of this press release are tables setting forth the Company’s updated 2009 guidance. This guidance reflects the reclassification of our Denton, Texas hospital to held for sale during the fourth quarter and disclosure of the Company’s projection range for income from continuing operations per share by quarter. The Company has also updated its disclosure regarding a pending government investigation.
     Located in the Nashville, Tennessee suburb of Franklin, Community Health Systems, Inc. is the largest publicly-traded hospital company in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 121 hospitals in 29 states with an aggregate of approximately 18,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its QHR subsidiary, the Company provides management and consulting services to over 160 independent non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”
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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
     Community Health Systems, Inc. will hold a conference call to discuss this press release on Friday, February 20, 2009, at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue through March 20, 2009. A copy of the Company’s Form 8-K (including this press release) and conference call slide show will also be available on the Company’s website at www.chs.net.
     Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Financial Highlights (a)(b)
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007 (h)	2008	2007 (h)
Net operating revenues	$2,761,538	$2,490,454	$10,840,098	$7,063,775
Adjusted EBITDA (c)(d)	$391,709	$181,101	$1,524,723	$814,980
Income (loss) from continuing operations (d)(e)(f)(g)	$56,283	$(71,870)	$206,658	$57,714
Net income (loss)	$59,900	$(88,258)	$218,304	$30,289

Income (loss) from continuing operations per share:
Basic	$0.62	$(0.77)	$2.21	$0.62
Diluted	$0.61	$(0.77)	$2.19	$0.61
Net income (loss) per share:
Basic	$0.65	$(0.94)	$2.34	$0.32
Diluted	$0.65	$(0.94)	$2.32	$0.32
Weighted-average number of shares outstanding:
Basic	91,515	93,664	93,372	93,517
Diluted	91,833	93,664	94,289	94,642

Net cash provided by operating activities	$372,225	$283,088	$1,057,281	$687,738

For footnotes, see pages 11 and 12.
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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
($ in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,
	2008		2007 (h)
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$2,761,538	100.0%	$2,490,454	100.0%

Operating costs and expenses:
Salaries and benefits	1,102,807	39.9%	1,044,334	41.9%
Provision for bad debts	316,354	11.5%	353,568	14.2%
Supplies	388,547	14.1%	360,055	14.5%
Other operating expenses	516,823	18.7%	506,767	20.2%
Rent	55,279	2.0%	55,477	2.3%
Depreciation and amortization	125,787	4.6%	112,075	4.5%

Total operating costs and expenses	2,505,597	90.8%	2,432,276	97.6%

Income from operations	255,941	9.2%	58,178	2.4%
Interest expense, net	167,614	6.1%	170,096	6.8%
(Gain) loss from early extinguishment of debt	(3,853)	-0.1%	97	0.0%
Minority interest in earnings	10,625	0.3%	9,418	0.4%
Equity in earnings of unconsolidated affiliates	(9,981)	-0.4%	(10,848)	-0.4%

Income (loss) from continuing operations before income taxes	91,536	3.3%	(110,585)	-4.4%
Provision (benefit) for income taxes	35,253	1.3%	(38,715)	-1.5%

Income (loss) from continuing operations	56,283	2.0%	(71,870)	-2.9%

Discontinued operations, net of taxes:
Income (loss) from operations of hospitals sold and hospitals held for sale (h)(i)	6,867	0.3%	(275)	0.0%
Loss on sale of hospitals, net	—	0.0%	(166)	0.0%
Impairment of long-lived assets of hospitals held for sale	(3,250)	-0.1%	(15,947)	-0.6%

Income (loss) on discontinued operations	3,617	0.2%	(16,388)	-0.6%

Net income (loss)	$59,900	2.2%	$(88,258)	-3.5%

Income (loss) from continuing operations per common share:
Basic	$0.62		$(0.77)

Diluted	$0.61		$(0.77)

Net Income (loss) per common share:
Basic	$0.65		$(0.94)

Diluted	$0.65		$(0.94)

Weighted-average number of shares outstanding:
Basic	91,515		93,664

Diluted	91,833		93,664

Weighted-average number of shares outstanding — basic	91,515		93,664
Add effect of dilutive securities:
Stock awards	318		—

Weighted-average number of shares outstanding — diluted	91,833		93,664

For footnotes, see pages 11 and 12.
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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
($ in thousands, except per share amounts)
(Unaudited)

	Year Ended
	December 31,
	2008		2007 (h)
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$10,840,098	100.0%	$7,063,775	100.0%

Operating costs and expenses:
Salaries and benefits	4,326,526	39.9%	2,875,795	40.7%
Provision for bad debts	1,208,687	11.2%	885,653	12.5%
Supplies	1,518,987	14.0%	935,812	13.2%
Other operating expenses	2,073,713	19.1%	1,422,972	20.3%
Rent	229,526	2.1%	153,695	2.2%
Depreciation and amortization	499,085	4.6%	311,122	4.4%

Total operating costs and expenses	9,856,524	90.9%	6,585,049	93.3%

Income from operations	983,574	9.1%	478,726	6.7%
Interest expense, net	651,925	6.0%	361,773	5.1%
(Gain) loss from early extinguishment of debt	(2,525)	0.0%	27,388	0.4%
Minority interest in earnings	40,101	0.4%	15,155	0.2%
Equity in earnings of unconsolidated affiliates	(42,064)	-0.4%	(25,132)	-0.4%

Income from continuing operations before income taxes	336,137	3.1%	99,542	1.4%
Provision for income taxes	129,479	1.2%	41,828	0.6%

Income from continuing operations (d)(e)(f)(g)	206,658	1.9%	57,714	0.8%

Discontinued operations, net of taxes:
Income (loss) from operations of hospitals sold and hospitals held for sale (h)(i)	5,316	0.0%	(8,884)	-0.1%
Gain (loss) on sale of hospitals and partnership interest, net	9,580	0.1%	(2,594)	-0.1%
Impairment of long-lived assets of hospitals held for sale	(3,250)	0.0%	(15,947)	-0.2%

Income (loss) on discontinued operations	11,646	0.1%	(27,425)	-0.4%

Net income	$218,304	2.0%	$30,289	0.4%

Income from continuing operations per common share:
Basic	$2.21		$0.62

Diluted	$2.19		$0.61

Net Income per common share:
Basic	$2.34		$0.32

Diluted	$2.32		$0.32

Weighted-average number of shares outstanding:
Basic	93,372		93,517

Diluted	94,289		94,642

Weighted-average number of shares outstanding — basic	93,372		93,517
Add effect of dilutive securities:
Stock awards	917		1,125

Weighted-average number of shares outstanding — diluted	94,289		94,642

For footnotes, see pages 11 and 12.
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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)(b)
($ in thousands)
(Unaudited)

	For the Three Months Ended December 31,
	Consolidated			Same-Store
	2008	2007	% Change	2008	2007	% Change
Number of hospitals (at end of period)	118	115		116	115
Licensed beds (at end of period)	17,245	16,716		16,734	16,716
Beds in service (at end of period)	15,063	14,446		14,552	14,446
Admissions	163,664	160,678	1.9%	159,241	160,678	-0.9%
Adjusted admissions	296,329	289,451	2.4%	288,913	289,445	-0.2%
Patient days	693,614	683,686	1.5%	672,379	683,686	-1.7%
Average length of stay (days)	4.2	4.3		4.2	4.3
Occupancy rate (average beds in service)	50.1%	51.3%		50.4%	51.5%
Net operating revenues (h)	$2,761,538	$2,490,454	10.9%	$2,674,020	$2,490,297	7.4%
Net inpatient revenue as a % of total net operating revenues	50.7%	49.3%		50.4%	49.3%
Net outpatient revenue as a % of total net operating revenues	47.4%	48.0%		47.7%	48.0%
Income from operations	$255,941	$58,178	339.9%	$251,924	$59,807	321.2%
Income from operations as a % of net operating revenues	9.3%	2.4%		9.4%	2.4%
Depreciation and amortization	$125,787	$112,075		$123,013	$112,019
Equity in earnings of unconsolidated affiliates	$9,981	$10,848		$9,981	$10,847
Liquidity Data:
Adjusted EBITDA (h)	$391,709	$181,101	116.3%
Adjusted EBITDA as a % of net operating revenues	14.2%	7.3%
Net cash provided by operating activities	$372,225	$283,088
Net cash provided by operating activities as a % of net operating revenue	13.5%	11.4%

•	For periods prior to the Company’s July 25, 2007 acquisition of Triad Hospitals, Inc. (“Triad”), the consolidated operating results and statistical data reflect only Community Health Systems, Inc. and it subsidiaries.

•	Continuing operating results and statistical data exclude discontinued operations for all periods presented.

For footnotes, see pages 11 and 12.

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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)(b)
($ in thousands)
(Unaudited)

	For The Year Ended December 31,
	Consolidated			Same-Store
	2008	2007	% Change	2008	2007	% Change
Number of hospitals (at end of period)	118	115		116	115
Licensed beds (at end of period)	17,245	16,716		16,734	16,716
Beds in service (at end of period)	15,063	14,446		14,552	14,446
Admissions	663,328	459,046	44.5%	651,211	638,635	2.0%
Adjusted admissions	1,196,602	842,368	42.1%	1,174,600	1,149,284	2.2%
Patient days	2,808,247	1,923,457	46.0%	2,754,336	2,763,735	-0.3%
Average length of stay (days)	4.2	4.2		4.2	4.3
Occupancy rate (average beds in service)	52.0%	52.2%		52.1%	52.8%
Net operating revenues (h)	$10,840,098	$7,063,775	53.5%	$10,620,627	$9,962,447	6.6%
Net inpatient revenue as a % of total net operating revenues	50.3%	49.2%		50.2%	49.6%
Net outpatient revenue as a % of total net operating revenues	47.5%	48.8%		47.5%	47.8%
Income from operations	$983,574	$478,726	105.5%	$981,365	$621,983	57.8%
Income from operations as a % of net operating revenues	9.1%	6.7%		9.2%	6.2%
Depreciation and amortization	$499,085	$311,122		$487,637	$446,254
Equity in earnings of unconsolidated affiliates	$42,064	$25,132		$42,064	$48,796
Liquidity Data:
Adjusted EBITDA (h)	$1,524,723	$814,980	87.1%
Adjusted EBITDA as a % of net operating revenues	14.1%	11.5%
Net cash provided by operating activities	$1,057,281	$687,738
Net cash provided by operating activities as a % of net operating revenue	9.8%	9.7%

•	For periods prior to the Company’s July 25, 2007 acquisition of Triad, the consolidated operating results and statistical data reflect only Community Health Systems, Inc. and its subsidiaries.

•	Continuing operating results and statistical data exclude discontinued operations for all periods presented.

•	Same-store operating results and statistical data include comparable information for hospitals acquired in the Triad acquisition for the portion of the year ended December 31, 2007 prior to the Company’s acquisition of Triad (i.e. January 1 thru July 24, 2007).

For footnotes, see pages 11 and 12.

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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
($ in thousands, except share data)
(Unaudited)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$220,655	$132,874
Patient accounts receivable, net of allowance for doubtful accounts of $1,102,900 and $1,033,516 at December 31, 2008 and December 31, 2007, respectively	1,613,959	1,533,798
Supplies	272,937	262,903
Prepaid income taxes	92,710	99,417
Deferred income taxes	91,875	113,741
Prepaid expenses and taxes	72,900	70,339
Other current assets	240,014	339,826

Total current assets	2,605,050	2,552,898

Property and equipment	7,082,930	6,310,240
Less accumulated depreciation and amortization	(1,213,871)	(797,666)

Property and equipment, net	5,869,059	5,512,574

Goodwill	4,166,091	4,247,714

Other assets, net	1,178,054	1,180,457

Total assets	$13,818,254	$13,493,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$29,462	$20,710
Accounts payable	529,429	492,693
Deferred income taxes	6,740	—
Accrued interest	152,228	153,832
Accrued liabilities	816,111	780,700

Total current liabilities	1,533,970	1,447,935

Long-term debt	8,937,984	9,077,367

Deferred income taxes	460,793	407,947

Other long-term liabilities	887,445	483,459

Minority interest in equity of consolidated subsidiaries	325,197	366,131

Stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 92,483,166 shares issued and 91,507,617 shares outstanding at December 31, 2008 and 96,611,085 shares issued and 95,635,536 shares outstanding at December 31, 2007	925	966
Additional paid-in capital	1,197,944	1,240,308
Treasury stock, at cost, 975,549 shares at December 31, 2008 and December 31, 2007	(6,678)	(6,678)
Accumulated other comprehensive loss	(295,575)	(81,737)
Retained earnings	776,249	557,945

Total stockholders’ equity	1,672,865	1,710,804

Total liabilities and stockholders’ equity	$13,818,254	$13,493,643

For footnotes, see pages 11 and 12.

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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
($ in thousands)
(Unaudited)

	Year Ended
	December 31,
	2008	2007
Cash flows from operating activities
Net income	$218,304	$30,289
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	506,694	332,580
Deferred income taxes	159,870	(39,894)
Stock-based compensation expense	52,105	38,771
Excess tax benefits relating to stock-based compensation	(1,278)	(1,216)
(Gain) loss on early extinguishment of debt	(2,525)	27,388
Minority interest in earnings	40,101	15,996
Impairment on hospital held for sale	5,000	19,044
(Gain) loss on sale of hospitals and partnership interest, net	(17,687)	3,954
Other non-cash expenses, net	3,577	19,017
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(57,437)	131,300
Supplies, prepaid expenses and other current assets	(34,711)	(31,977)
Accounts payable, accrued liabilities and income taxes	119,596	125,959
Other	65,672	16,527

Net cash provided by operating activities	1,057,281	687,738

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(161,907)	(7,018,048)
Purchases of property and equipment	(692,233)	(522,785)
Disposition of hospitals and other ancillary operations	365,636	109,996
Proceeds from sale of property and equipment	13,483	4,650
Increase in other non-operating assets	(190,450)	(72,671)

Net cash used in investing activities	(665,471)	(7,498,858)

Cash flows from financing activities
Proceeds from exercise of stock options	1,806	8,214
Stock buy-back	(90,188)	—
Deferred financing costs	(3,136)	(182,954)
Excess tax benefits relating to stock-based compensation	1,278	1,216
Proceeds from minority investors in joint ventures	14,329	2,351
Redemption of minority investments in joint ventures	(77,587)	(1,356)
Distributions to minority investors in joint ventures	(46,890)	(6,645)
Borrowings under credit agreement	131,277	9,221,627
Repayments of long-term indebtedness	(234,918)	(2,139,025)

Net cash (used in) provided by financing activities	(304,029)	6,903,428

Net change in cash and cash equivalents	87,781	92,308
Cash and cash equivalents at beginning of period	132,874	40,566

Cash and cash equivalents at end of period	$220,655	$132,874

For footnotes, see pages 11 and 12.

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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
Footnotes to Financial Statements
(a)	For periods prior to the Company’s July 25, 2007 acquisition of Triad, the consolidated operating results and statistical data reflect only Community Health Systems, Inc. and its subsidiaries. Same-store operating results and statistical data include comparable information for hospitals acquired in the Triad acquisition for the portion of the year ended December 31, 2007 prior to the Company’s acquisition of Triad (i.e. January 1 thru July 24, 2007). Continuing operating results exclude discontinued operations for all periods presented.

(b)	On February 12, 2009, the Company announced the execution of a settlement agreement of pending litigation and the conveyance by two of the Company’s indirect subsidiaries of their 80% partnership interest in the partnership that owns Presbyterian Hospital of Denton located in Denton, Texas to the minority partner of the partnership for approximately $100 million. Closing is expected to occur on or before March 31, 2009. For 2008, the Denton, Texas hospital had net revenues of approximately $150 million with an EBITDA margin in the double digits. This hospital has been reclassified to discontinued operations for all periods presented.

(c)	EBITDA consists of net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and minority interest in earnings. The Company has from time to time sold minority interests in certain of its subsidiaries or acquired subsidiaries with existing minority interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the consolidated financial statements for the three months and years ended December 31, 2008 and 2007 (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Adjusted EBITDA	$391,709	$181,101	$1,524,723	$814,980

Interest expense, net	(167,614)	(170,096)	(651,925)	(361,773)

(Provision) benefit for income taxes	(35,253)	38,715	(129,479)	(41,828)

Income (loss) from operations of hospitals sold and hospitals held for sale, net of taxes	6,867	(275)	5,316	(8,884)

Other non-cash expenses, net	173,828	14,552	215,526	43,434

Net changes in operating assets and liabilities, net of effects of acquisitions	2,688	219,091	93,120	241,809

Net cash provided by operating activities	$372,225	$283,088	$1,057,281	$687,738

(d)	Included in adjusted EBITDA and income from continuing operations for the year ended December 31, 2008, is a pre-tax charge of approximately $7 million, with an after-tax impact of $4.5 million or $0.05 per share (diluted), related to the estimated negative impact of the recent hurricanes on certain hospitals. The impact of these hurricanes reduced volume and net revenues by approximately $10 million for the year ended December 31, 2008.

(e)	Included in income from continuing operations for the year ended December 31, 2008, is a pre-tax gain of $5.7 million from the sale of excess land held by the Company.

Footnotes continued on the next page.

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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
(f)	Income from continuing operations for the year ended December 31, 2008, reflects an impact on earnings from a reduction in the following state reimbursement programs as well as a change in estimate of bad debt recorded by one of our equity investments, as follows:

	Year Ended December 31, 2008
	Pre-Tax
	Loss Impact	Loss Per
	(In millions)	Share Impact
• Reductions in reimbursement expected from Indiana’s Medicaid Disproportionate Share (DSH) Program for the State fiscal year ended June 30, 2008	$(4.0)
• Non-payment under Indiana’s Medicaid “Hospital Care for the Indigent” (HCI) Program for the State fiscal year ended June 30, 2008	(4.2)
• Equity in earnings of unconsolidated affiliates includes a change in estimate of bad debt allowance related to one unconsolidated affiliate resulting in a reduction in earnings for the Company’s 2nd quarter 2008	(0.8)

Combined Impact for 2nd Quarter 2008	$(9.0)	$(0.6)

(g)	Included in income from continuing operations for the year ended December 31, 2008, is a net gain from early extinguishment of debt of $2.5 million with an after-tax gain of $1.6 million related to the repurchase on the open market and cancellation of $110 million of principal amount of Senior Notes.

(h)	Included in operating results reported for the three months and year ended December 31, 2007 were changes in estimates of the Company’s contractual and bad debt allowances. The impact of these changes decreased accounts receivable at December 31, 2007 by $166 million, and reduced net operating revenues by $96 million and increased provision for bad debts by $70 million for the year ended December 31, 2007. This change reduced adjusted EBITDA by $166 million and income from continuing operations by $105 million, or $1.12 per share (diluted), for the three months and year ended December 31, 2007.

(i)	Included in discontinued operations are the following:
•	The Company’s partnership interest in River West L.P., which limited partnership owned and operated River West Medical Center (80 licensed beds) located in Plaquemine, Louisiana, was sold in the third quarter of 2007;

•	Northeast Arkansas Medical Center (104 licensed beds) located in Jonesboro, Arkansas, and Barberton Citizens Hospital (312 licensed beds) located in Barberton, Ohio, which were sold during the fourth quarter of 2007;

•	Russell County Medical Center (78 licensed beds) located in Lebanon, Virginia, nine hospitals with an aggregate total of 1,058 licensed beds located in Alabama, Arkansas, Missouri, Oregon and Tennessee, and one hospital located in the Republic of Ireland (122 licensed beds), which were sold during the first quarter of 2008; and

•	Two hospitals classified as being held for sale at December 31, 2008, including our Denton, Texas hospital.

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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
Regulation FD Disclosure
     The following table sets forth selected information concerning the Company’s updated projected consolidated operating results for the year ending December 31, 2009. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. This guidance reflects the reclassification of our Denton, Texas hospital to held for sale during the fourth quarter of 2008 and disclosure of the Company’s projection range for income from continuing operations per share by quarter for 2009. See page 15 for a list of factors that could affect the future results of the Company or the healthcare industry generally.
     The following is provided as guidance to analysts and investors:

	2009
	Projection
	Range
Net operating revenues (in millions)	$11,650	to	$11,950
Adjusted EBITDA (in millions)	$1,625	to	$1,665
Income from continuing operations per share – diluted	$2.45	to	$2.65
Same hospitals annual admissions/adjusted admissions growth	1.0%	to	2.0%
Weighted – average diluted shares (in millions)	92.0	to	94.0
Acquisitions of new hospitals		2

Income from Continuing Operations Per Share – Diluted

1st quarter ending March 31	$0.58	to	$0.65

2nd quarter ending June 30	$0.58	to	$0.64

3rd quarter ending September 30	$0.60	to	$0.64

4th quarter ending December 31	$0.68	to	$0.72
The following assumptions were used in developing the guidance provided above:
•	Other than the two hospitals currently held for sale, including our Denton, Texas hospital, no additional operating divestitures have been assumed in this guidance.

•	The Company’s guidance does not take into account any resolution of the previously disclosed allegation by the Civil Division of the U.S. Department of Justice that the Company and three of our New Mexico hospitals have caused the State of New Mexico to submit improper claims for federal funds in violation of the Federal False Claims Act. The Company continues to believe that it has not violated the Federal False Claims Act, but has recently been informed by the U.S. Department of Justice that it intends to pursue litigation in this matter.

•	Expressed as a percentage of net operating revenues, the provision for bad debts is projected to be approximately 11.8% to 12.5% for 2009. These percentages may vary depending on changes in payor mix.

•	Expressed as a percent of net operating revenues, depreciation and amortization is projected to be approximately 4.5% to 4.8% for 2009; however, this is a fixed cost and the percentages may vary as revenue varies.

•	2009 projection assumes an estimate of $0.02 to $0.03 per share (diluted) of acquisition costs will be expensed pursuant to revised business combination accounting rules that became effective January 1, 2009.

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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
•	For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s $7.215 billion Senior Secured Credit Facility for 2009 will remain relatively stable as compared to 2008; however, additional swap agreements could increase interest expense based on current market conditions. Based on these assumptions, expressed as a percentage of net operating revenue, interest expense is projected to be approximately 5.5% to 5.8% for 2009; however, these percentages will vary as revenue and interest rates vary.

•	Expressed as a percentage of net operating revenues, minority interest in earnings is projected to be approximately 0.4% to 0.6% for 2009.

•	On December 13, 2006, the Company announced a new open market repurchase program for up to five million shares of the Company’s common stock not to exceed $200 million in purchases. This repurchase program will conclude at the earlier of three years or when the maximum number of shares has been repurchased or the maximum dollar amount has been reached. Through December 31, 2008, 4.8 million shares have been purchased under this repurchase plan. No additional share purchases have been assumed for 2009. During 2008, the Company repurchased on the open market and cancelled $110 million of principal amount of its Senior Notes and paid off and retired $99 million of principal amount of its Term Loans under the Company’s Credit Facility. No additional Senior Note repurchases or Term Loan pay-offs and retirements have been assumed for 2009, other than amortization and required payments under the Company Credit Facility and the pay-off of term loans related to the net proceeds from the Denton, Texas hospital conveyance.

•	Expressed as a percentage of income before income taxes, provision for income tax is projected to be approximately 38.3% to 39.5% for 2009.

•	Capital expenditures are projected as follows (in millions):

2009
Guidance
Total	$600	to	$650
•	Net cash provided by operating activities are projected as follows (in millions):

2009
Guidance
Total	$900	to	$1,000
•	Included in the above guidance are estimated 2.5% to 3.0% increases in Medicare inpatient reimbursement effective October 1, 2008 and Medicare outpatient reimbursement effective January 1, 2009. The guidance does not reflect any State Medicaid legislation not enacted to date or any State discount program not implemented to date. The guidance also does not include the possible unfavorable impact of an estimated 0.1% of net operating revenue reduction associated with the implementation of an outpatient prospective payment system relating to the TRICARE/CHAMPUS program which is under review by the U.S. Government.

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CYH Announces Fourth Quarter 2008 Results

February 19, 2009
     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.
These factors include, among other things:
•	general economic and business conditions, both nationally and in the regions in which we operate;

•	our ability to successfully integrate any acquisitions or to recognize expected synergies from such acquisitions, including the facilities acquired from Triad;

•	risks associated with our substantial indebtedness, leverage and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	legislative proposals for healthcare reform;

•	potential adverse impact of known and unknown government investigations and False Claims Act litigation;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liability and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals and complete the sale of hospitals held for sale;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.
     The consolidated operating results for the quarter and year ended December 31, 2008, are not necessarily indicative of the results that may be experienced for any such future period or for any future year, including 2009.
     The Company cautions that the projections for calendar year 2009 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.

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